PRICING SUPPLEMENT NO. 15                                         Rule 424(b)(3)
DATED: February 17, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$50,000,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
February 20, 1998             [_]                        [_]


Maturity Date:
February 22, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                                 Optional        Optional
                         Redemption              Repayment       Repayment
Redeemable On            Price(s)                Date(s)         Price(s)

N/A                      N/A                     N/A             N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                 Minimum Interest Rate: N/A

[_]     Federal Funds Rate                    Interest Reset Date(s): *

[_]     Treasury Rate                         Interest Reset Period: Monthly

[_]     LIBOR Reuters                         Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                            Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.125%




NYFS04...:\25\22625\0123\2041\SSS2128T.08A

*     The 20th of each month.

**    The 20th of each month.

*** The one-month LIBOR rate on February 18, 1998 plus 12.5 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.









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